PBF LOGISTICS LP
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(unaudited, in thousands, except unit data)

	March 31, 2015	December 31, 2014

ASSETS
Current assets:
Cash and cash equivalents	$20,179	$14,165
Accounts receivable - affiliates	13,950	11,630
Prepaid expenses and other current assets	303	397
Total current assets	34,432	26,192
Property, plant and equipment, net	146,900	146,867
Marketable securities	234,939	234,930
Other assets, net	1,991	2,152
Total assets	$418,262	$410,141
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable - affiliates	$2,922	$3,223
Accounts payable and accrued liabilities	1,504	1,498
Total current liabilities	4,426	4,721
Long-term debt	510,000	510,000
Other long-term liabilities	—	—
Total liabilities	514,426	514,721

Commitments and contingencies (Note 8)

Equity:
Net investment - Predecessor	15,838	15,713
Common unitholders - Public (15,812,500 units issued and outstanding)	340,000	336,369
Common unitholders - PBF LLC (1,284,524 units issued and outstanding)	(165,932)	(167,787)
Subordinated unitholders - PBF LLC (15,886,553 units issued and outstanding)	(286,070)	(288,875)
Total equity	(96,164)	(104,580)
Total liabilities and equity	$418,262	$410,141
____________

(a)
Retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack. See Notes 1 and 2 in the accompanying notes to condensed consolidated financial statements for further discussion.

See accompanying notes to condensed consolidated financial statements

PBF LOGISTICS LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited, in thousands, except unit and per unit data)

	Three months ended March 31,
	2015	2014
		Predecessor

Revenue from affiliates	$32,846	$2,182

Costs and expenses:
Operating and maintenance expenses	8,434	4,848
General and administrative expenses	3,062	797
Depreciation and amortization	1,633	861
Total costs and expenses	13,129	6,506

Income (loss) from operations	19,717	(4,324)

Other income (expense):
Interest expense, net and other financing costs	(1,793)	2
Amortization of loan fees	(162)	—
Net income (loss)	17,762	$(4,322)
Less: Net income attributable to Predecessor	1,053
Limited partners' interest in net income attributable to the Partnership	$16,709

Net income per limited partner unit:
Common units - basic	$0.51
Common units - diluted	0.51
Subordinated units- basic and diluted	0.51
Weighted average limited partner units outstanding:
Common units - basic	17,097,024
Common units - diluted	17,117,261
Subordinated units- basic and diluted	15,886,553

Cash distributions paid per unit	$0.33
____________

(a)
Retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack. See Notes 1 and 2 in the accompanying notes to condensed consolidated financial statements for further discussion.

See accompanying notes to condensed consolidated financial statements

PBF LOGISTICS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited, in thousands)

	Three months ended March 31,
	2015	2014
		Predecessor
Cash flows from operating activities:
Net income (loss)	$17,762	$(4,322)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,633	861
Amortization of deferred financing fees	162	—
Unit-based compensation expense	930	—
Changes in operating assets and liabilities:
Accounts receivable - affiliates	(2,320)	—
Prepaid expenses and other current assets	94	40
Accounts payable - affiliates	(301)	—
Accounts payable and accrued liabilities	(46)	(257)
Other assets and liabilities	(15)	—
Net cash provided by (used in) operations	17,899	(3,678)

Cash flows from investing activities:
Expenditures for property, plant and equipment	(76)	(9,446)
Purchase of marketable securities	(689,693)	—
Maturities of marketable securities	689,697	—
Net cash (used in) provided by investing activities	(72)	(9,446)

Cash flows from financing activities:
Parent contributions	—	13,059
Distribution to parent	(928)	—
Distributions to unitholders	(10,885)	—
Net cash (used in) provided by financing activities	(11,813)	13,059

Net change in cash and cash equivalents	6,014	(65)
Cash and cash equivalents at beginning of year	14,165	75
Cash and cash equivalents at end of period	$20,179	$10

Supplemental disclosure of non-cash investing and financing activities:
Contribution of net assets from PBF LLC	$1,628	$—
Accrued capital expenditures	—	188
____________

(a)
Retrospectively adjusted to include the historical balances of the Delaware City Products Pipeline and Truck Rack. See Notes 1 and 2 in the accompanying notes to condensed consolidated financial statements for further discussion.

See accompanying notes to condensed consolidated financial statements

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

1. DESCRIPTION OF THE BUSINESS AND BASIS OF PRESENTATION

PBF Logistics LP (“PBFX” or the “Partnership”) is a Delaware limited partnership formed in February 2013. PBF Logistics GP LLC (“PBF GP”) serves as the general partner of PBFX. PBF GP is wholly-owned by PBF Energy Company LLC (“PBF LLC”). PBF Energy Inc. (“PBF Energy”) is the sole managing member of PBF LLC and as of March 31, 2015 owned 94.3% of the total economic interest in PBF LLC. In addition, PBF LLC is the sole managing member of PBF Holding Company LLC (“PBF Holding”), a Delaware limited liability company and affiliate of PBFX. On May 14, 2014, PBFX completed its initial public offering (the “Offering”) of 15,812,500 common units (including 2,062,500 common units issued pursuant to the exercise of the underwriters' over-allotment option). PBF LLC holds a 52.1% limited partner interest in PBFX and owns all of PBFX’s incentive distribution rights, with the remaining 47.9% limited partner interest owned by public unit holders as of March 31, 2015.

PBFX engages in the receiving and handling, processing, transferring and storing of crude oil and refined products. The Partnership does not take ownership of or receive any payments based on the value of the crude oil or products that it handles and does not engage in the trading of any commodities. PBFX's assets are integral to the operations of PBF Energy's refineries located in Toledo, Ohio, Delaware City, Delaware and Paulsboro, New Jersey. Subsequent to the Offering and the Acquisitions from PBF, PBFX generates all of its revenues from transactions with PBF Holding.

In connection with the Offering, PBF LLC contributed the assets, liabilities and results of operations of certain crude oil terminaling assets to the Partnership. The assets were owned and operated by PBF Holding’s subsidiaries, Delaware City Refining Company LLC (“DCR”) and Toledo Refining Company LLC (“TRC”), and were contributed to the Partnership in connection with the Offering. PBF Holding, together with its subsidiaries, owns and operates three oil refineries and related facilities in North America. PBF Energy, through its ownership in PBF LLC, controls all of the business affairs of PBFX and PBF Holding.

PBFX's initial assets consisted of the Delaware City Rail Unloading Terminal (“DCR Rail Terminal”), which was part of PBF Holding’s Delaware City, Delaware refinery ("DCR"), and the Toledo Truck Unloading Terminal (“Toledo Truck Terminal”), which was part of PBF Holding’s Toledo, Ohio refinery, which together with the DCR Rail Terminal, we refer to as the IPO Assets. In connection with the Offering, the IPO Assets were distributed from PBF Holding to PBF LLC. The DCR Rail Terminal consists of a double loop track and ancillary pumping and unloading equipment. Construction of the DCR Rail Terminal began in July 2012 and it commenced operations in February 2013. The Toledo Truck Terminal commenced operations in December 2012 with one lease automatic custody transfer (“LACT”) unit. Two additional LACT units were made operational in May 2013. In July 2013, a fourth LACT unit was purchased that had previously been owned and operated at the Toledo Truck Terminal by a vendor in connection with a crude oil supply agreement. The IPO Assets, along with the LACT units placed into service in June 2014, operate within the totality of the Toledo refinery and adjacent to the Delaware City refinery. The IPO Assets did not generate third party or affiliate revenue prior to the Offering. However, subsequent to the Offering, both of the IPO Assets have generated affiliate revenue.

On September 30, 2014, the Partnership acquired from PBF LLC the Delaware City West Heavy Unloading Rack (the “DCR West Rack”), a heavy crude oil rail unloading facility at the Delaware City refinery with total throughput capacity of at least 40,000 barrels per day ("bpd"). In addition, on December 11, 2014, the Partnership acquired from PBF LLC a tank farm and related facilities located at PBF Energy's Toledo refinery, including a propane storage and loading facility (the “Toledo Storage Facility”).

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

On May 15, 2015 the Partnership entered into a transaction (the "Delaware City Products Pipeline and Truck Rack Acquisition") with PBF LLC pursuant to which PBFX acquired from PBF LLC all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC (“DPC”), whose asset consists of, a 23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 bpd (the "Delaware City Products Pipeline"), and Delaware City Logistics Company LLC (“DCLC”), whose assets consist of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline and distillates. Delaware City Products Pipeline and Delaware City Truck Rack are collectively referred to as the "Delaware City Products Pipeline and Truck Rack."

The transactions entered into after the Offering are collectively referred to as “Acquisitions from PBF.” Subsequent to the Acquisitions from PBF, the DCR Rail Terminal, Toledo Truck Terminal, DCR West Rack, Toledo Storage Facility and the Delaware Products Pipeline and Truck Rack are collectively referred to as the “Contributed Assets.”

The Acquisitions from PBF were a transfer of assets between entities under common control. Accordingly, the accompanying financial statements and related notes of the PBF MLP Predecessor (the "Predecessor"), our predecessor for accounting purposes, and the Partnership have been retrospectively adjusted to include the historical results of the DCR West Rack, Toledo Storage Facility, Delaware Products Pipeline and Truck Rack for all periods presented prior to the effective date of each transaction. The financial statements of our Predecessor, the DCR West Rack, Toledo Storage Facility, and Delaware Products Pipeline and Truck Rack have been prepared from the separate records maintained by subsidiaries of PBF Energy and may not necessarily be indicative of the conditions that would have existed or the results of operations if they were operated as an unaffiliated company. Portions of certain expenses represent allocations made from corporate expenses applicable to PBF Energy as a whole. See Note 2 of the Notes to Condensed Consolidated Financial Statements in this Form 10-Q for further discussion.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, PBFX has included all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the financial position and the results of operations and cash flows of PBFX and the Predecessor, as applicable, for the periods presented. The results of operations for the three months ended March 31, 2015 and 2014 are not necessarily indicative of the results that may be expected for the full year.

The financial statements presented in this Form 8-K include the condensed consolidated financial results of the Predecessor for the period presented prior to May 13, 2014, and the condensed consolidated financial results of PBFX for the period beginning after May 14, 2014, the completion date of the Offering. Prior to the Offering and effective date of the Acquisitions from PBF, PBFX's assets were a part of the integrated operations of PBF Energy. With the exception of the Delaware City Products Pipeline, the operation of our assets did not generate third-party or inter-entity revenue. Prior to August 2013, DPC had a contract with Morgan Stanley Capital Group ("MSCG") which generated revenue by charging fees for transporting refined products. On completion of this contract, inter-entity revenue generated from DCR was recognized.
The Predecessor, with the exception of the revenue generated by the Delaware Products Pipeline, did not historically operate its respective assets for the purpose of generating revenues independent of other PBF Energy businesses prior to the Offering or for assets acquired in the Acquisitions from PBF prior to their effective dates. All intercompany accounts and transactions have been eliminated.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

2. ACQUISITIONS
2014 Acquisitions
In 2014, following the Offering, PBFX completed the Acquisitions from PBF, pursuant to which PBFX acquired from PBF LLC the following assets:

•	the DCR West Rack, which consists of a heavy crude oil rail unloading facility at the Delaware City refinery with total throughput capacity of at least 40,000 bpd; and

•	the Toledo Storage Facility, which consists of a tank farm and related facilities, including a propane storage and loading facility, located at PBF Energy's Toledo refinery.
See the annual Financial Statements for the year ended December 31, 2014 of PBF Logistics LP for additional information regarding the 2014 acquisitions from PBF LLC and the commercial agreements executed in connection with these acquisitions.
Delaware City Products Pipeline and Truck Rack Acquisition
On May 5, 2015, the Partnership entered into a contribution agreement between the Partnership and PBF LLC (the "Contribution Agreement IV"). Pursuant to the terms of the Contribution Agreement IV, PBF LLC contributed to the Partnership all of the issued and outstanding limited liability company interests of Delaware Pipeline Company LLC (“DPC”) and Delaware City Logistics Company LLC (“DCLC”), whose assets consist of a products pipeline, truck rack and related facilities located at PBF Energy’s Delaware City refinery for total consideration payable to PBF LLC of $143,000, consisting of $112,500 of cash and $30,500 of Partnership common units, or 1,288,420 common units. The cash consideration was funded by the Partnership with $88,000 in proceeds from the Partnership’s 6.875% Senior Notes due 2023, sale of approximately$700 in marketable securities and $23,800 in borrowings under the Partnership’s Revolving Credit Facility. The Delaware City Products Pipeline and Truck Rack acquisition closed on May 14, 2015. The Partnership borrowed an additional $700 under its Revolving Credit Facility to repay $700 of its outstanding term loan in order to release the $700 in marketable securities that had collateralized the Partnership’s term loan.
The Delaware City Products Pipeline consists of a 23.4 mile, 16-inch interstate petroleum products pipeline with 125,000 bpd of capacity located at PBF Holding's Delaware City, Delaware refinery. The pipeline transports refined petroleum products from the Delaware City refinery to Sunoco Logistics Partners, L.P.’s ("Sunoco Logistics") Twin Oaks pump station at Delaware County, PA, with connections to Buckeye Partners, L.P.’s Laurel pipeline and Sunoco Logistics’ northeast pipeline systems that serve Western Pennsylvania and New York. The Delaware City Truck Rack consists of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline and distillates. The Delaware City Products Pipeline and Delaware City Truck Rack are collectively referred to as the "Delaware City Products Pipeline and Truck Rack." The transactions entered into after the Offering are collectively referred to as “Acquisitions from PBF.”
Total transaction costs of approximately $530 associated with the Delaware City Products Pipeline and Truck Rack Acquisition were expensed as incurred. In connection with such acquisition, the Partnership entered into two commercial agreements with PBF Holding and amended and restated each of the omnibus agreement and the operational services agreement with PBF Holding. See Note 9—Related Party Transactions, for a summary of the terms of these agreements.
As the Delaware City Products Pipeline and Truck Rack Acquisition was considered a transfer of businesses between entities under common control, the Delaware City Products Pipeline and Truck Rack was transferred at its historical carrying value, which was $15,975 as of May 14, 2015. The historical financial statements have been retrospectively adjusted to reflect the results of operations, financial position, and cash flows of the Delaware City Products Pipeline and Truck Rack as if it was owned by the Partnership for all periods presented. Net income attributable to the Delaware City Products Pipeline and Truck Rack prior to the effective Date was allocated entirely

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

to PBF GP as if only PBF GP had rights to that net loss, therefore there is no retrospective adjustment to net income per unit.
The following tables present the Partnership's statement of financial position and results of operations giving effect to the Acquisitions from PBF. For the three months ended March 31, 2015 and 2014, the consolidated results of the DCR West Rack prior to the DCR West Rack acquisition are included under “DCR West Rack,” the consolidated results of the Toledo Storage Facility prior to the Toledo Storage Facility acquisition are included under “Toledo Storage Facility,” and the consolidated results of the Delaware City Products Pipeline and Truck Rack prior to the Delaware City Products Pipeline and Truck Rack acquisition are included under “Delaware City Products Pipeline and Truck Rack.” The consolidated results of the DCR West Rack and the Toledo Storage Facility after the effective date of each acquisitions from PBF are included in “PBF Logistics LP." The consolidated results of the DCR Rail Terminal and, the Toledo Truck Rack are included in “PBF Logistics LP.”

	March 31, 2015
	PBF Logistics	Delaware City Products Pipeline and Truck Rack	Consolidated Results
Assets
Current assets:
Cash and cash equivalents	$20,179	$—	$20,179
Accounts receivable - affiliates	13,950	—	13,950
Prepaid expenses and other current assets	240	63	303
Total current assets	34,369	63	34,432

Property, plant and equipment, net	130,978	15,922	146,900
Marketable securities	234,939	—	234,939
Other assets, net	1,991	—	1,991
Total assets	$402,277	$15,985	$418,262

Liabilities
Current liabilities:
Accounts payable - affiliates	$2,922	$—	$2,922
Accounts payable and accrued liabilities	1,357	147	1,504
Total current liabilities	4,279	147	4,426

Long-term debt	510,000	—	510,000
Other long-term liabilities	—	—	—
Total liabilities	514,279	147	514,426

Equity
Net investment	—	15,838	15,838
Common unitholders - Public	340,000	—	340,000
Common unitholders - PBF LLC	(165,932)	—	(165,932)
Subordinated unitholders - PBF LLC	(286,070)	—	(286,070)
Total equity	(112,002)	15,838	(96,164)
Total liabilities and equity	$402,277	$15,985	$418,262

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	December 31, 2014
	PBF Logistics	Delaware City Products Pipeline and Truck Rack	Consolidated Results
Assets
Current assets:
Cash and cash equivalents	$14,165	$—	$14,165
Accounts receivable - affiliates	11,630	—	11,630
Prepaid expenses and other current assets	295	102	397
Total current assets	26,090	102	26,192

Property, plant and equipment, net	130,779	16,088	146,867
Marketable securities	234,930	—	234,930
Other assets, net	2,152	—	2,152
Total assets	$393,951	$16,190	$410,141

Liabilities
Current liabilities:
Accounts payable - affiliates	$3,223	$—	$3,223
Accounts payable and accrued liabilities	1,021	477	1,498
Total current liabilities	4,244	477	4,721

Long-term debt	510,000	—	510,000
Other long-term liabilities	—	—	—
Total liabilities	514,244	477	514,721

Equity
Net investment	—	15,713	15,713
Common unitholders - Public	336,369	—	336,369
Common unitholders - PBF LLC	(167,787)	—	(167,787)
Subordinated unitholders - PBF LLC	(288,875)	—	(288,875)
Total equity	(120,293)	15,713	(104,580)
Total liabilities and equity	$393,951	$16,190	$410,141

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended March 31, 2015
	PBF Logistics LP	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates	$30,565	$2,281	$32,846

Costs and expenses:
Operating and maintenance expenses	7,481	953	8,434
General and administrative expenses	2,963	99	3,062
Depreciation and amortization	1,447	186	1,633
Total costs and expenses	11,891	1,238	13,129

Income from operations	18,674	1,043	19,717

Other income (expense):
Interest expense, net and other financing costs	(1,803)	10	(1,793)
Amortization of loan fees	(162)	—	(162)
Net Income	16,709	1,053	17,762
Less: Net income attributable to Predecessor	—	1,053	1,053
Limited partners' interest in net income attributable to the Partnership	$16,709	$—	$16,709

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended March 31, 2014
	PBF Logistics LP	DCR West Rack	Toledo Storage Facility	Delaware City Products Pipeline and Truck Rack	Consolidated Results

Revenues from affiliates	$—	$—	$—	$2,182	$2,182

Costs and expenses:
Operating and maintenance expenses	1,536	—	2,470	842	4,848
General and administrative expenses	633	30	30	104	797
Depreciation and amortization	291	—	385	185	861
Total costs and expenses	2,460	30	2,885	1,131	6,506

(Loss) income from operations	(2,460)	(30)	(2,885)	1,051	(4,324)

Other income (expense):
Interest expense, net and other financing costs	—	—	—	2	2
Amortization of loan fees	—	—	—	—	—
Net (Loss) income	(2,460)	(30)	(2,885)	1,053	(4,322)
Less: Net (loss) income attributable to Predecessor	(2,460)	(30)	(2,885)	1,053	(4,322)
Limited partners' interest in net income attributable to the Partnership	$—	$—	$—	$—	$—

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

3. PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment, consisted of the following:

	March 31, 2015	December 31, 2014

Land	$2,329	$2,329
Terminals and equipment	81,907	81,826
Storage equipment	55,232	55,006
Pipeline Assets	17,250	17,250
Construction in progress	2,331	972
	159,049	157,383
Accumulated depreciation	(12,149)	(10,516)
Property, plant and equipment, net	$146,900	$146,867

4. DEBT
On May 14, 2014, in connection with the closing of the Offering, the Partnership entered into agreements for a five-year, $275,000 senior secured revolving credit facility (the “Revolving Credit Facility”) and a three-year, $300,000 term loan facility (the “Term Loan”), each with Wells Fargo Bank, National Association, as administrative agent, and a syndicate of lenders. The Revolving Credit Facility was increased from $275,000 to $325,000 in December 2014.
The Revolving Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Partnership has the ability to increase the maximum amount of the Revolving Credit Facility by an aggregate amount of up to $275,000, to a total facility size of $600,000, subject to receiving increased commitments from lenders or other financial institutions and satisfaction of certain conditions. The Revolving Credit Facility includes a $25,000 sublimit for standby letters of credit and for swingline loans. Obligations under the Revolving Credit Facility and certain cash management and hedging obligations designated by the Partnership are guaranteed by its restricted subsidiaries, and are secured by a first priority lien on the Partnership’s assets (including the Partnership’s equity interests in Delaware City Terminaling Company LLC) and those of the Partnership’s restricted subsidiaries other than excluded assets and a guaranty of collection from PBF LLC. The maturity date of the Revolving Credit Facility may be extended for one year on up to two occasions, subject to certain customary terms and conditions. Borrowings under the Revolving Credit Facility bear interest at either a Base Rate (as defined in the Revolving Credit Facility) plus an applicable margin ranging from 0.75% to 1.75%, or at LIBOR plus an applicable margin ranging from 1.75% to 2.75%. The applicable margin will vary based upon the Partnership’s Consolidated Total Leverage Ratio, as defined in the Revolving Credit Facility.
The Term Loan was used to fund distributions to PBF LLC and is guaranteed by a guaranty of collection from PBF LLC and secured at all times by cash or U.S. Treasury securities in an amount equal to or greater than the outstanding principal amount of the Term Loan. Borrowings under the Term Loan bear interest either at Base Rate (as defined in the Term Loan), or at LIBOR plus an applicable margin equal to 0.25%.
At March 31, 2015, PBFX had $275,100 outstanding under the Revolving Credit Facility and $234,900 outstanding under the Term Loan. Both the Revolving Credit Agreement and Term Loan contain covenants that limit or restrict the Partnership's ability to make cash distributions. The Partnership is required to maintain certain financial ratios, each tested on a quarterly basis for the immediately preceding four quarter period.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

Fair Value Measurement
A fair value hierarchy (Level 1, Level 2, or Level 3) is used to categorize fair value amounts based on the quality of inputs used to measure fair value. Accordingly, fair values derived from Level 1 inputs utilize quoted prices in active markets for identical assets or liabilities. Fair values derived from Level 2 inputs are based on quoted prices for similar assets and liabilities in active markets, and inputs other than quoted prices that are either directly or indirectly observable for the asset or liability. Level 3 inputs are unobservable inputs for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability.
Debt or equity securities are classified into the following reporting categories: held-to-maturity, trading or available-for-sale securities. While PBFX does not routinely sell marketable securities prior to their scheduled maturity dates, some of PBFX's investments may be held and restricted for the purpose of funding future capital expenditures and acquisitions. Such investments are classified as available-for-sale marketable securities as they may occasionally be sold prior to their scheduled maturity dates due to the unexpected timing of cash needs. The carrying value of these marketable securities approximates fair value and is measured using Level 1 inputs. The terms of the marketable securities range from one to three months and are classified on the balance sheet as non-current assets. The gross unrecognized holding gains and losses as of March 31, 2015 were not material. As of March 31, 2015, these investments are used as collateral to secure the Term Loan (as defined above) and are intended to be used only to fund future capital expenditures.
The estimated fair values of the Revolving Credit Facility and Term Loan approximates their carrying values, categorized as a Level 2 measurement, as these borrowings bear interest based upon short-term floating market interest rates.

5. EQUITY
PBFX had 15,812,500 common units held by the public outstanding as of March 31, 2015. PBF Energy owns 1,284,524 of PBFX's common units and 15,886,553 of PBFX's subordinated units constituting an aggregate of 52.1% of PBFX's limited partner interest. In accordance with the Partnership Agreement, PBF Energy's subordinated units will convert into common units on a one-for-one basis once PBFX has met specified distribution targets and successfully completed other tests set forth in the Partnership Agreement.

Equity Activity
The summarized changes in the carrying amount of our equity during the three months ended March 31, 2015 are as follows:

	Net investment	Common Units - Public	Common Units - PBF	Subordinated Units - PBF	Total
Balance at December 31, 2014	$15,713	$336,369	$(167,787)	$(288,875)	$(104,580)
Quarterly cash distributions to unitholders	—	(5,309)	(424)	(5,243)	(10,976)
Net income	1,053	8,010	651	8,048	17,762
Contribution / (distribution) from / to PBF LLC	(928)	—	1,628	—	700
Unit-based compensation expense	—	930	—	—	930
Balance at March 31, 2015	$15,838	$340,000	$(165,932)	$(286,070)	$(96,164)

Allocations of Net Income
The Partnership Agreement contains provisions for the allocation of net income and loss to the unitholders. For purposes of maintaining partner capital accounts, the Partnership Agreement specifies that items of income

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

and loss shall be allocated among the partners in accordance with their respective percentage interest. Normal allocations according to percentage interests are made after giving effect, if any, to priority income allocations in an amount equal to incentive cash distributions allocated 100% to PBF LLC.

Cash distributions
PBFX's partnership agreement, as amended, sets forth the calculation to be used to determine the amount and priority of cash distributions that the common and subordinated unitholders and general partner will receive. On March 4, 2015, we paid a quarterly cash distribution, based on the results of the fourth quarter of 2014, totaling $10,885, or $0.33 per unit to unitholders of record on February 23, 2015.
The allocation of total quarterly cash distributions to general and limited partners is as follows for the three months ended March 31, 2015. The Partnership's distributions are declared subsequent to quarter end; therefore, the table represents total cash distributions applicable to the period in which the distributions are earned:

Three months ended March 31, 2015
Incentive distribution rights - PBF LLC	$29
Limited partners’ distributions:
Common – public	5,631
Common – PBF LLC	450
Subordinated – PBF LLC	5,560
Total limited partners’ distributions	11,670
Total cash distributions (1)	$11,574
____________________
(1) Excludes phantom unit distributions which are accrued and paid upon vesting.

6. UNIT-BASED COMPENSATION
PBF GP's board of directors adopted the PBF Logistics LP 2014 Long-Term Incentive Plan (the “LTIP ”) in connection with the completion of the Offering. The LTIP is for the benefit of employees, consultants, service providers and non-employee directors of the general partner and its affiliates.
In May and August 2014, PBFX issued phantom unit awards under the LTIP to certain directors, officers and employees of our general partner or its affiliates as compensation. The fair value of each phantom unit on the grant date is equal to the market price of PBFX's common units on that date. The estimated fair value of PBFX's phantom units is amortized over the vesting period of four years, using the straight-line method.
In 2015, upon retirement of certain of PBF GP's officers, phantom units held by these individuals accelerated vesting pursuant to the terms of their grant agreements.
Unit-based compensation expense related to the Partnership that was included in the Partnership's condensed consolidated statements of operations was $930, inclusive of $510 associated with the accelerated vesting of certain phantom units described above, for the period ended March 31, 2015.

7. NET INCOME PER UNIT
Net income per unit is calculated for the Partnership only for periods after the Offering as no units were outstanding prior to May 14, 2014. Earnings in excess of distributions are allocated to the limited partners based on their respective ownership interests. Payments made to PBFX's unitholders are determined in relation to actual

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

distributions declared and are not based on the net income (loss) allocations used in the calculation of net income (loss) per unit.
Diluted net income per unit includes the effects of potentially dilutive units of PBFX's common units that consist of unvested phantom units. For the three months ended March 31, 2015 there were no anti-dilutive phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same because there are no potentially dilutive subordinated units outstanding.
In addition to the common and subordinated units, PBFX has also identified the general partner interest and incentive distribution rights as participating securities and uses the two-class method when calculating the net income per unit applicable to limited partners that is based on the weighted-average number of common units outstanding during the period. In 2014, the Partnership issued 1,210,471 additional common units to PBF LLC in conjunction with the DCR West Rack and Toledo Storage Facility Acquisitions.
When calculating basic earnings per unit under the two-class method for a master limited partnership, net income for the current reporting period is reduced by the amount of available cash that has been or will be distributed to the general partner, limited partners, and IDR holders for that reporting period. The following table shows the calculation of earnings less than distributions (in thousands):

Three Months Ended March 31, 2015
Net income	$17,762
Less distributions declared on:
Limited partner common units - public	5,631
Limited partner common units - PBF LLC	450
Limited partner subordinated units - PBF LLC	5,560
Incentive distribution rights - PBF LLC	29
Total distributions declared	11,670
Earnings less than distributions	$6,092

	Three Months Ended March 31, 2015
	Limited Partner Common Units – Public	Limited Partner Common Units – PBF LLC	Limited Partner Subordinated Units – PBF LLC	Incentive Distribution Rights - PBF LLC	Total
Net income (loss):
Distributions declared	$5,631	$450	$5,560	$29	$11,670
Earnings less than distributions	2,379	201	2,488	1,024	6,092
Net income (loss)	$8,010	$651	$8,048	$1,053	$17,762

Weighted-average units outstanding - basic	15,812,500	1,284,524	15,886,553
Weighted-average units outstanding - diluted	15,832,737	1,284,524	15,886,553

Net income per limited partner unit - basic	$0.51	$0.51	$0.51
Net income per limited partner unit - diluted	$0.51	$0.51	$0.51

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

8. COMMITMENTS AND CONTINGENCIES
The DCR Rail Terminal and DCR West Rack are collocated with the Delaware City refinery, and are located in Delaware’s coastal zone where certain activities are regulated under the Delaware Coastal Zone Act. On June 14, 2013, two administrative appeals were filed by the Sierra Club and Delaware Audubon (collectively, the “Appellants”) regarding an air permit DCR obtained to allow loading of crude oil onto barges. The appeals allege that both the loading of crude oil onto barges and the operation of the DCR Rail Terminal violate the Delaware Coastal Zone Act. The first appeal is Number 2013-1 before the State Coastal Zone Industrial Control Board (the “CZ Board”), and the second appeal is before the Environmental Appeals Board (“EAB”) and appeals Secretary's Order No. 2013-A-0020. The CZ Board held a hearing on the first appeal on July 16, 2013, and ruled in favor of DCR and the State of Delaware and dismissed the Appellants' appeal for lack of standing. Sierra Club and Delaware Audubon appealed that decision to the Delaware Superior Court, New Castle County, Case No. N13A-09-001 ALR, and DCR and the State of Delaware filed cross-appeals. A hearing on the second appeal before the EAB, case no. 2013-06, was held on January 13, 2014, and the EAB ruled in favor of DCR and the State of Delaware and dismissed the appeal for lack of jurisdiction. The Appellants also filed a Notice of Appeal with the Superior Court appealing the EAB’s decision. On March 31, 2015 the Superior Court affirmed the decisions by both the CZ Board and the EAB stating they both lacked jurisdiction to rule on the Appellants' appeals. The Appellants have appealed to the Delaware Supreme Court and briefing on the case is scheduled to occur in the second and third quarters of 2015. If the Appellants in one or both of these matters ultimately prevail, the outcome may have an adverse material effect on PBFX's financial condition, results of operations, cash flows and ability to make distributions to its unitholders.

Environmental Matters
PBFX’s assets, along with PBF Energy’s refineries, are subject to extensive and frequently changing federal, state and local laws and regulations, including, but not limited to, those relating to the discharge of materials into the environment or that otherwise relate to the protection of the environment, waste management and the characteristics and the composition of fuels. Compliance with existing and anticipated laws and regulations can increase the overall cost of operating the Partnership’s assets, including remediation, operating costs and capital costs to construct, maintain and upgrade equipment and facilities.
In connection with PBF Holding’s acquisition of the DCR assets, Valero Energy Corporation (“Valero”) remains responsible for certain pre-acquisition environmental obligations up to $20,000 and the predecessor to Valero in ownership of the refinery retains other historical obligations. In connection with its acquisition of the DCR assets and the Paulsboro refinery, PBF Holding and Valero purchased ten year, $75,000 environmental insurance policies to insure against unknown environmental liabilities at each site. In connection with PBF Energy's Toledo refinery acquisition, Sunoco Inc. (R&M) remains responsible for environmental remediation for conditions that existed on the closing date for twenty years from March 1, 2011, subject to certain limitations.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

9. RELATED PARTY TRANSACTIONS

Commercial Agreements
PBFX currently derives all of its revenue from long-term, fee-based agreements with PBF Holding, supported by fee escalations for inflation adjustments and certain increases in operating costs. PBFX believes the terms and conditions under these agreements, as well as the omnibus and services agreements with PBF Holding described below, are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.
2014 Commercial Agreements
The commercial agreements entered into during the year ended December 31, 2014 with PBF Holding have initial terms ranging from approximately seven to ten years and include:
•a rail terminaling services agreement with PBF Holding, with an initial term of approximately seven years, under which the Partnership provides terminaling services at the DCR Rail Terminal;
•a truck unloading and terminaling services agreement with PBF Holding, with an initial term of approximately seven years, under which the Partnership provides terminaling services at the Toledo Truck Terminal;
•a terminaling services agreement, with an initial term of approximately seven years, under which the Partnership provides rail terminaling services to PBF Holding at the DCR West Rack; and
•a storage and terminaling services agreement, with an initial term of approximately ten years, under which the Partnership provides storage and terminaling services to PBF Holding at the Toledo Storage Facility.
Each of these commercial agreements contain minimum volume commitments. Additionally, the storage and terminaling services agreement contains minimum requirements for the amount of storage contracted by PBF Holding. The fees under each commercial agreement are indexed for inflation and the agreements give PBF Holding the option to renew for two additional five-year terms following the expiration of the initial term.
2015 Commercial Agreements
On May 15, 2015, PBF Holding and DPC entered into an approximately ten-year pipeline services agreement (the “Delaware Pipeline Services Agreement”) under which the Partnership, through DPC, will provide pipeline services to PBF Holding. PBF Holding also entered into an approximately ten-year terminaling services agreement with DCLC (the “Delaware Truck Loading Services Agreement”) under which the Partnership, through DCLC, will provide terminaling services to PBF Holding. The Delaware Pipeline Services Agreement and Delaware Truck Loading Services Agreement (collectively, the “Delaware City Pipeline and Terminaling Agreements”) can be extended by PBF Holding for two additional five-year periods. Under the Delaware City Pipeline and Terminaling Agreements, the Partnership will provide PBF Holding with pipeline and terminaling services in return for throughput fees.
The minimum throughput commitment for the pipeline facility will be 50,000 bpd for a fee equal to $0.5266 per barrel of product throughputted up to the minimum throughput commitment and in excess of the minimum throughput commitment. If PBF Holding does not throughput the aggregate amounts equal to the minimum throughput commitment described above, PBF Holding will be required to pay a shortfall payment equal to the shortfall volume multiplied by the fee of $0.5266 per barrel. The minimum throughput commitment for the truck rack will be at least 30,000 bpd for refined clean products with a fee equal to approximately $0.462 per barrel and at least 5,000 bpd for LPGs with a fee equal to approximately $2.52 per barrel of product loaded up to the minimum throughput commitment and for volumes in excess of the minimum throughput commitment.
The Partnership is required to maintain the Delaware City Products Pipeline and Truck Rack in a condition and with a capacity sufficient to handle a volume of PBF Holding’s products at least equal to their current operating

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

capacity as a whole subject to interruptions for routine repairs and maintenance and force majeure events. Failure to meet such obligations may result in a reduction of fees payable under the Delaware City Pipeline and Terminaling Agreements.

Other Agreements
In addition to the commercial agreements described above, the Partnership also entered into an omnibus agreement with PBF GP, PBF LLC and PBF Holding, which addresses the payment of an annual fee, in the amount of $2,225 per year, for the provision of various general and administrative services, among other matters, and an operations and management services and secondment agreement with PBF Holding and certain of its subsidiaries under which PBFX reimburses PBF Holding for the provision of certain operational services to the Partnership in support of its operations, including operational services performed by certain of PBF Holding's field-level employees. The omnibus agreement and operations and management services and secondment agreement were amended on May 15, 2015 to include the Delaware City Products Pipeline and Truck Rack.

Predecessor Transactions
Related-party transactions of the Predecessor were settled through division equity.

Summary of Transactions
A summary of revenue and expense transactions with our affiliates, including expenses directly charged and allocated to our Predecessor, is as follows:

	Three Months Ended March 31,
	2015	2014
Revenues	$32,846	$2,182
Operating and maintenance expenses	1,155	333
General and administrative expenses	1,235	510

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

10. SEGMENT INFORMATION
The Partnership's operations are organized into two reportable segments, Transportation and Terminaling; and Storage. Operations that are not included in the Transportation and Terminaling; and Storage segments are included in Corporate. Intersegment transactions are eliminated in the consolidated financial statements and are included in Eliminations.
Our Transportation and Terminaling segment consists of the following assets:
•the DCR Rail Terminal, which serves PBF Energy’s Delaware City and Paulsboro refineries and has an unloading capacity of 130,000 bpd;
•the DCR West Rack, which serves PBF Energy’s Delaware City refinery with total throughput capacity of at least 40,000 bpd;
•the Toledo Truck Terminal, which serves PBF Energy’s Toledo refinery, comprised of six LACT units and has unloading capacity of 22,500 bpd;
•a propane truck loading facility, located within the Toledo Storage Facility, which is part of PBF Energy's Toledo, Ohio refinery, with a throughput capacity of approximately 11,000 barrels bpd;
•the Delaware City Products Pipeline, which consists of a 23.4 mile, 16-inch interstate petroleum products pipeline with capacity in excess of 125,000 bpd located at DCR; and
•the Delaware City Truck Rack, which consists of a 15-lane, 76,000 bpd capacity truck loading rack utilized to distribute gasoline and distillates.
Our Storage segment consists of the following asset:
•the Toledo Storage Facility, excluding the propane truck loading facility, which services the Toledo refinery and consists of 30 tanks for storing crude oil, refined products and intermediates. The aggregate capacity of the Toledo Storage Facility is approximately 3.9 million barrels, of which 1.3 million barrels are dedicated to crude oil storage and 2.6 million barrels are allocated to refined products and intermediates.
With the exception of revenue generated by the Delaware City Products Pipeline, prior to the Offering and Acquisitions from PBF the operation of our assets did not generate third-party or inter-entity revenue. PBFX generates revenue from commercial agreements entered into with PBF Holding under which PBF Holding pays the Partnership fees for terminaling and storage of crude oil and refined products. The commercial agreements with PBF Holding are described in Note 19. The Partnership does not have any foreign operations.

The operating segments adhere to the accounting polices used for the combined consolidated financial statements, as described in the Partnership's Consolidated Financial Statements for the year ended December 31, 2014 included in Form 8-K filed on September 1, 2015. The Partnership's operating segments are strategic business units that offer different services in different geographical locations. PBFX has evaluated the performance of each operating segment based on its respective operating income. Certain general and administrative expenses and interest and financing costs are included in Corporate as they are not directly attributable to a specific operating segment. Identifiable assets are those used by the operating segment, whereas assets included in Corporate are principally cash, deposits and other assets that are not associated with a specific operating segment.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

	Three Months Ended March 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$27,320	$5,526	$—	$32,846
Depreciation and amortization expense	991	642	—	1,633
Income (loss) from operations	19,802	2,977	(3,062)	19,717
Interest expense, net and amortization of loan fees	10	—	(1,965)	(1,955)
Capital expenditures	76	—	—	76

	Three Months Ended March 31, 2014
	Predecessor
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Revenues	$2,182	$—	$—	$2,182
Depreciation and amortization expense	477	384	—	861
Income (loss) from operations	(1,062)	(2,465)	(797)	(4,324)
Interest expense, net and amortization of loan fees	2	—	—	2
Capital expenditures	8,011	1,435	—	9,446

	Balance at March 31, 2015
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$105,973	$55,059	$257,230	$418,262

	Balance at December 31, 2014
	Transportation and Terminaling	Storage	Corporate	Consolidated Total
Total assets	$105,631	$53,038	$251,472	$410,141

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

11. SUBSEQUENT EVENTS

Cash distribution
On April 30, 2015, PBF GP's board of directors declared a cash distribution, based on the results of the first quarter of 2015, totaling $11,670, or $0.35 per unit. This distribution was paid on May 29, 2015 to unitholders of record on May 15, 2015.
Senior Secured Notes
On May 12, 2015, the Partnership entered into an Indenture among the Partnership, PBF Logistics Finance Corporation, a Delaware corporation and wholly-owned subsidiary of the Partnership ("PBF Finance," and together with the Partnership, the "Issuers"), the Guarantors named therein and Deutsche Bank Trust Company Americas, as Trustee, under which the Issuers issued $350,000 in aggregate principal amount of 6.875% Senior Notes due 2023 (the "Notes"). The initial purchasers in the offering purchased $330,090 aggregate principal amount of Notes pursuant to a private placement transaction conducted under Rule 144A and Regulation S of the Securities Act of 1933, as amended, and certain of PBF Energy’s officers and directors and their affiliates and family members purchased the remaining $19,910 aggregate principal amount of Notes in a separate private placement transaction. The Issuers received net proceeds of approximately $343,000 from the offerings after deducting the initial purchasers’ discount and estimated offering expenses, and used such proceeds to pay $88,000 of the cash consideration due in connection with Delaware City Products Pipeline and Truck Rack Acquisition and to repay $255,000 of outstanding indebtedness under the Partnership’s revolving credit facility. The Partnership will pay interest on the Notes semi-annually in cash in arrears on May 15 and November 15 of each year, beginning on November 15, 2015. The Notes will mature on May 15, 2023.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS

Delaware City Logistics Company LLC, Delaware Pipeline Company LLC, Delaware City Terminaling Company LLC, and Toledo Terminaling Company LLC are 100% owned subsidiaries of the Partnership and serve as guarantors of the obligations under the Senior Secured Notes. These guarantees are full and unconditional and joint and several. For purposes of the following footnote, the Partnership is referred to as “Issuer.” The indenture dated May 12, 2015, among the Partnership, PBF Logistics Finance, the guarantors party thereto and Deutsche Bank Trust Company Americas, as Trustee, governs subsidiaries designated as “Guarantor Subsidiaries.”

The Senior Secured Notes were co-issued by PBF Logistics Finance. For purposes of the following footnote, PBF Logistics Finance is referred to as “Co-Issuer.” The Co-Issuer has no independent assets or operations.

The following supplemental combining and condensed consolidating financial information reflects the Issuer’s separate accounts, the combined accounts of the Guarantor Subsidiaries, the combining and consolidating adjustments and eliminations and the Issuer’s consolidated accounts for the dates and periods indicated. For purposes of the following combining and consolidating information, the Issuer’s Investment in its subsidiaries and the Guarantor Subsidiaries’ Investment in its subsidiaries are accounted for under the equity method of accounting.

Prior to the initial public offering of the Partnership on May 14, 2014, all of the guarantor subsidiaries and related assets were previously owned by PBF LLC. As a result, Issuer financial statement information is not available or applicable for any periods prior to May 14, 2014, and any financial information prior to such date would be entirely attributable to the Guarantor Subsidiaries column of the consolidating financial statements of PBF Logistics.

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING BALANCE SHEET
(UNAUDITED)

	March 31, 2015
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$20,179	$—	$—	$—	$20,179
Accounts receivable - affiliate	—	13,950	—	—	13,950
Prepaid expense and other current assets	124	179	—	—	303
Due from related parties	648	45,330	—	(45,978)	—
Total current assets	20,951	59,459	—	(45,978)	34,432

Property, plant and equipment, net	—	146,900	—	—	146,900
Investment in subsidiaries	187,255	—	—	(187,255)	—
Marketable Securities	234,939	—	—	—	234,939
Deferred charges and other assets, net	1,991	—	—	—	1,991
Total assets	$445,136	$206,359	$—	$(233,233)	$418,262

LIABILITIES AND EQUITY
Current liabilities:
Accounts Payable - affiliate	490	2,432	—	—	2,922
Accounts Payable and accrued liabilities	1,318	186	—	—	1,504
Due to related parties	45,330	648	—	(45,978)	—
Total current liabilities	47,138	3,266	—	(45,978)	4,426

Long-term debt	510,000	—	—	—	510,000
Total liabilities	557,138	3,266	—	(45,978)	514,426

Commitments and contingencies

Equity:
Net investment	—	203,093	—	(187,255)	15,838
Common unitholders - Public (15,812,500 units issued and outstanding)	340,000	—	—	—	340,000
Common unitholders - PBF LLC (1,284,524 units issued and outstanding)	(165,932)		—	—	(165,932)
Subordinated unitholders - PBF LLC (15,886,553 units issued and outstanding)	(286,070)	—	—	—	(286,070)
Total equity	(112,002)	203,093	—	(187,255)	(96,164)
Total liabilities and equity	$445,136	$206,359	$—	$(233,233)	$418,262

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING BALANCE SHEET
(UNAUDITED)

	December 31, 2014
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
ASSETS
Current assets:
Cash and cash equivalents	$14,165	$—	$—	$—	$14,165
Accounts receivable - affiliate	—	11,630	—	—	11,630
Prepaid expense and other current assets	224	173	—	—	397
Due from related parties	245	24,393	—	(24,638)	—
Total current assets	14,634	36,196	—	(24,638)	26,192

Property, plant and equipment, net	—	146,867	—	—	146,867
Investment in subsidiaries	163,835	—	—	(163,835)	—
Marketable Securities	234,930	—	—	—	234,930
Deferred charges and other assets, net	2,152	—	—	—	2,152
Total assets	$415,551	$183,063	$—	$(188,473)	$410,141

LIABILITIES AND EQUITY
Current liabilities:
Accounts Payable - affiliate	481	2,742	—	—	3,223
Accounts Payable and accrued liabilities	970	528	—	—	1,498
Due to related parties	24,393	245	—	(24,638)	—
Total current liabilities	25,844	3,515	—	(24,638)	4,721

Long-term debt	510,000	—	—	—	510,000
Total liabilities	535,844	3,515	—	(24,638)	514,721

Commitments and contingencies

Equity:
Net investment	—	179,548	—	(163,835)	15,713
Common unitholders - Public (15,812,500 units issued and outstanding)	336,369	—	—	—	336,369
Common unitholders - PBF LLC (1,284,524 units issued and outstanding)	(167,787)	—	—	—	(167,787)
Subordinated unitholders - PBF LLC (15,886,553 units issued and outstanding)	(288,875)	—	—	—	(288,875)
Total equity	(120,293)	179,548	—	(163,835)	(104,580)
Total liabilities and equity	$415,551	$183,063	$—	$(188,473)	$410,141

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31, 2015
	Issuer	Guarantors Subsidiaries	Non-Guarantors Subsidiaries	Combining and Consolidated Adjustments	Total

Revenues from affiliates	$—	$32,846	$—	$—	$32,846

Operating costs and expenses
Operating and maintenance expenses		8,434	—	—	8,434
General and administrative expenses	2,953	109	—	—	3,062
Depreciation and amortization expense	—	1,633	—	—	1,633
Total operating costs and expenses	2,953	10,176	—	—	13,129

Operating income (loss)	(2,953)	22,670	—	—	19,717

Other income (expenses)
Equity in earnings (loss) of subsidiaries	22,680	—	—	(22,680)	—
Interest expenses net and other financing costs	(1,803)	10	—	—	(1,793)
Amortization of loan fees	(162)	—	—	—	(162)
Other income, net	$—	$—	$—	—	$—
Net income (loss)	$17,762	$22,680	$—	$(22,680)	$17,762
Less: Net income attributable to Predecessor	—	1,053	—	—	1,053
Limited partners' interest in net income attributable to the Partnership	$17,762	$21,627	$—	$(22,680)	$16,709

PBF LOGISTICS LP
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS, EXCEPT PER BARREL AND UNIT DATA)

12. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS OF PBF LOGISTICS
CONDENSED CONSOLIDATING STATEMENT OF CASH FLOW
(UNAUDITED)

	Three Months Ended March 31, 2015
	Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Combining and Consolidating Adjustments	Total
Cash flows from operating activities:
Net income (loss)	$17,762	$22,680	$—	$(22,680)	$17,762
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	—	1,633	—	—	1,633
Amortization of deferred financing fees	162	—	—	—	162
Unit-based compensation expense	930	—	—	—	930
Equity in earnings	(22,680)	—	—	22,680	—
Changes in current assets and current liabilities:
Accounts receivable- affiliates	—	(2,320)	—	—	(2,320)
Prepaid expenses and other current assets	100	(6)	—	—	94
Accounts payable- affiliates	9	(310)	—	—	(301)
Accounts payable and accrued liabilities	257	(303)	—	—	(46)
Amounts due to/from related parties	20,534	(20,534)	—	—	—
Other assets and liabilities	(15)	—	—	—	(15)
Net cash provided by (used in) operating activities	17,059	840	—	—	17,899

Cash flows from investing activities:
Expenditures for property, plant and equipment	—	(76)	—	—	(76)
Purchase of marketable securities	(689,693)	—	—	—	(689,693)
Maturities of marketable securities	689,697	—	—	—	689,697
Investment in subsidiaries	(164)	164	—	—	—
Net cash provided by (used in) investing activities	(160)	88	—	—	(72)

Cash flows from financing activities:
Parent contributions	—	(928)	—	—	(928)
Distributions to unitholders	(10,885)	—	—	—	(10,885)
Net cash provided by (used in) financing activities	(10,885)	(928)	—	—	(11,813)

Net increase in cash and cash equivalents	6,014	—	—	—	6,014
Cash and equivalents, beginning of period	14,165	—	—	—	14,165
Cash and equivalents, end of period	$20,179	$—	$—	$—	$20,179